Exhibit 99.1

Stem Cell Industry Leader Dwight Brunoehler

Named President of AmStem Corp.

Says Regenerative medicine is the future of stem cell science and AmStem is leading the way.

San Francisco, CA – Sept. 1, 2010 – AmStem Corporation (OTCBB: AMST), a leading provider of biotherapeutic and cosmetic stem cell products, stem cell collection and storage expertise and access to nanotechnology vital to stem cell research, announced today the appointment of Dwight Brunoehler as president of the company.

Brunoehler will direct day to day operations with responsibility for advancing the company’s business plan, including building an expert medical advisory board, commercial launch of its stem cell based cosmeceutical products and working with AmStem’s Korean facility, Histostem, to help create and expand international business and scientific opportunities.

Brunoehler has been working in the cord blood area since 1995 when he established one of the world’s first and largest umbilical cord blood banks. This included setting up the first and only nationwide system that enabled expectant mothers to donate their babies’ cord blood stem cells from anywhere in the Continental United States. He worked with representatives from Illinois and Wisconsin to draft the first legislation to bring awareness and education to potential donors. Through his committee work with numerous worldwide organizations, Brunoehler has been responsible for numerous unique research and development opportunities including technology licensing in Greece, India and Thailand. He has been a sought after speaker around the world as he continues to share his passion for and knowledge of the field.

AmStem Director Rick Van Den Toorn said, “We have been working with Dwight for the past few months and are pleased that we were able to reach an agreement for him to join us in our efforts to expand our extensive line of stem cell products and services worldwide. Dwight is one of the most respected leaders in the stem cell arena. His global accomplishments are nearly legendary and he brings a new dimension and vast experience to our team. He commands respect with the scientific community and the cosmeceutical area of our business. His experience will be highly attractive to the investment community and his ability to effectively speak out on our behalf will be an enormous benefit in a variety of ways.”

Brunoehler said, “I could not possibly be more excited and honored to become a part of this world class organization and to have the opportunity to interface with Dr. Han and his team in Korea. When I entered the stem cell science field 16 years ago, bone marrow transplants using cord blood as a stem cell source were just being recognized. Within the past six years cord blood transplants have taken their place in mainstream clinical treatment. Regenerative medicine is well into the cycle of becoming a mainstream clinical treatment from cosmeceutical use to solid organ regeneration. Regenerative medicine is the future of stem cell science and AmStem is leading the way.”

“The company is now wrapping up the accounting challenge of merging Histostem into AmStem. The process has proven to be more arduous than originally thought. However KPMG is making excellent progress and I am confident we will return to fully reporting status by early in the fourth quarter.

“In addition to restoring AmStem’s position as a fully reporting company, I have several priorities as president. I expect to announce shortly a new Scientific and Medical Board of Advisors. The announcement of this group will substantially underscore the seriousness with which our company must be taken.

“We are moving to get product into the market and build our revenue stream. I have no doubt that SteMixx and other cosmeceutical products will find excellent market acceptance. Equally exciting are the prospects for major medical innovations that will help find wonderful solutions to a large variety of medical problems. In addition, we are going to be more actively interfacing with the financial community to explain our company and its exciting prospects including the various vertical revenue channels we are developing. I personally expect to begin meeting with investors in the months ahead.”

Brunoehler founded Cryobanks International in 1993 and served as its president and CEO until 2008. He set Cryobanks on the path to become one of the world’s largest banks for donated unrelated umbilical cord blood. He developed partnerships between Cryobanks International and physicians and hospitals worldwide to further advance the usage of cord blood stem cells for transplant and non-controversial life enhancing research. He was instrumental in assisting state legislators in drafting laws where expectant mothers are educated and informed of the benefits of cord blood donation. He was instrumental in drafting the first state cord blood awareness legislation of its kind in Illinois and Wisconsin.

Brunoehler has put together numerous research and development partnerships to develop therapeutic benefits of cord blood stem cells. He is a past member of The Cord Blood Work Group and the Finance Sub Committees of the World Marrow Donor Association. He has been an active member of the American Society of Hematology and a founding member of the International Cord Blood Society. Brunoehler has lectured in numerous hospitals and universities throughout the world on cord blood donation. He engineered a worldwide network of licensed facilities to grow the inventory and availability of cord blood with the first three locations opened in Athens, Greece, New Delhi, India and Bangkok, Thailand. The Athens location became the first facility in Europe to be accredited by the American Association of Blood Banks. Prior to his work at Cryobanks International, Brunoehler participated in a wide variety of successful ventures. He owned and operated many different businesses and held executive level positions in marketing, public relations and new product development capacities in both established and start-up companies, including seven years with the Bell system. He is a graduate of the University of Central Florida and in 2007 he was the keynote speaker at the commencement celebration for advanced degrees in the health sciences sector.

About AmStem Inc.

AmStem Inc. is a corporation registered in the State of Nevada with offices in San Francisco, California and Seoul, Korea. The company is a world leader in the area of stem cell research using stem cells derived from the umbilical cord immediately after birth. The company has 19 U.S. and international patents related to stem cell processing, application and clinical treatments. AmStem owns one of the largest cord blood stem cell banks in the world with more than 80,000 cord blood units stored in Korea. The facility in Korea is highly accredited including Korean FDA approval (KFDA). The units of cord blood are processed and stored by the company for use in unrelated transplant for personal storage and use in the family setting for transplant and regenerative medicine. The company is developing a line of cosmeceuticals based upon its proprietary stem cell technology and sourcing its own materials from its expansive operation in Korea. The company has treated more than 800 people in clinical trials for purposes of developing its patent portfolio.

An investment profile on AmStem may be found at http://www.hawkassociates.com/profile/amst.cfm. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/about/alert.

For more information contact AmStem CFO Andrew Norstrud at (813) 283-2556 or Tom Fox at Hawk Associates at (305) 451-1888 or visit: http://amsteminc.com.

Forward-Looking Statements

Some of the statements included in this press release, particularly those anticipating future clinical and business prospects for AmStem Corporation may be forward-looking statements that involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statement contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to obtain necessary capital, successfully complete clinical trials, our ability to meet anticipated development timelines, our ability to establish global market for the cord blood cells, clinical trial results, successfully consummate future acquisitions, manufacturing capability or other factors; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in the press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statement to reflect events or circumstances that occur after the date hereof.